UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

DORCHESTER MINERALS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	000-50175	81-0551518
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3838 Oak Lawn, Suite 300, Dallas, Texas 75219
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (214) 559-0300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partnership Interest	DMLP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 2, 2025, the Partnership issued a press release announcing the completion of an acquisition of certain mineral interests (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Limitation on Incorporation by Reference:

In accordance with general instructions B.2 and B.6 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On August 29, 2025, the Partnership completed an acquisition of mineral interests totaling approximately 3,050 net royalty acres located in Adams County, Colorado.

The transaction was structured as a non-taxable contribution and exchange. The contributing entities conveyed their interests to the Partnership in exchange for 915,694 common units representing limited partnership interests in the Partnership.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated September 2, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORCHESTER MINERALS, L.P.

Date: September 2, 2025	By:	/s/ Bradley J. Ehrman
Bradley J. Ehrman
Chief Executive Officer

INDEX TO EXHIBITS

Item	Exhibit

99.1	Press release dated September 2, 2025.